UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) August 24, 2007
Life Time Fitness, Inc.
(Exact name of Registrant as specified in its charter)

Minnesota	001-32230	41-1689746

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6442 City West Parkway Eden Prairie, Minnesota	55344

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (952) 947-0000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 24, 2007, Life Time Fitness, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Credit Suisse Securities (USA) LLC (the “Underwriter”), relating to the public offering, issuance and sale of 1,500,000 shares of the Company’s common stock, plus up to an additional 175,000 shares for the underwriter’s over-allotment option, which may be exercised within 30 days (the “Offering”). The public offering price of shares sold in the Offering is $55.40 per share. The Offering is being made under a prospectus supplement and related prospectus filed with the Securities and Exchange Commission pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-145641).
     The Underwriting Agreement is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference. The description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.
Item 9.01. Financial Statements and Exhibits.
The following Exhibit is being filed herewith:
1.1	Underwriting Agreement, dated as of August 24, 2007, between the Company and Credit Suisse Securities (USA) LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LIFE TIME FITNESS, INC.
Date: August 29, 2007	By	/s/ Eric J. Buss
Eric J. Buss
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

No.	Exhibit	Manner of Filing

1.1	Underwriting Agreement, dated as of August 24, 2007, between the Company and Credit Suisse Securities (USA) LLC.	Filed Electronically